UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 07, 2006

PROBE MANUFACTURING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3050 Pullman Street, Cost Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (714) 424-2960

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On August 7, 2006 the Board of Directors approved the amendment of Series C Convertible Preferred Stock.  As amended Each share of Series C Stock shall be converted into a number of shares of Common Stock that is equal to each share being divided $0.80 multiplied by 100 (1 divided by $0.80, multiplied by 100). All other rights of Series C Convertible Preferred Stock remain the same.  Furthermore, the holders of Series C received one A Warrant and one B warrant for every share of common stock received from converting a share of Series C Convertible Preferred stock of the Company’s A and B Warrants pursuant to the terms and conditions of the Company’s Series A and B warrant agreements.

ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
4.1	Amended Certificate of Designation of Series C.
10.1	Amended Series C Exchange Agreement with eFund Capital Partners, LLC.
10.2	Amended Series C Exchange Agreement with Reza Zarif.
10.3	Amended Series C Exchange Agreement with Kambiz Mahdi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.
(Registrant)

Date	August 14, 2006

/s/ Reza Zarif
(Signature)
Print Name: Reza Zarif
Title: Chief Executive Officer